Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Alex Alias                                Michael McCarthy
669-242-8034                                919-425-8330
alalias@avaya.com                             mikemccarthy@avaya.com

Avaya Reports Third Quarter Fiscal 2019 Financial Results

•	GAAP revenue of $717 million; non-GAAP revenue of $720 million

•	GAAP operating margin of (85.5)%; non-GAAP operating margin of 20.1%

•	Recorded a non-cash goodwill impairment charge of $657 million

•	Public cloud seats increased more than 170% year-over-year

•	Awarded two landmark US Government opportunities in August, including one with the Social Security Administration valued at up to $400 million

Santa Clara, Calif. - August 13, 2019 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the third quarter ended June 30, 2019.

	GAAP			Non-GAAP (1)
(In millions, except percentages)	Q3 2019	Q2 2019	Q3 2018	Q3 2019	Q2 2019	Q3 2018
Revenue	$717	$709	$692	$720	$714	$755
Gross margin	54.4%	54.4%	50.9%	60.8%	61.5%	61.9%
Operating margin	(85.5)%	5.4%	(7.1)%	20.1%	20.9%	20.0%

"I am pleased with our solid execution and the continued strength in our strategic growth areas, especially in our public and private cloud ReadyNow offers. We believe we are well positioned to capitalize on these long-term growth opportunities," stated Jim Chirico, President and CEO of Avaya. "The progress we have made drove third quarter financial results toward the high end of our guidance and continued into the fourth quarter as demonstrated by the two landmark government wins."

Mr. Chirico added, "As an update on the strategic alternatives process we are conducting with J.P. Morgan, at this time we are in advanced discussions with multiple parties on a range of strategic transactions to maximize shareholder value. We expect to bring this process to a conclusion within the next 30 days."

During the quarter, Avaya recorded a non-cash goodwill impairment charge of $657 million related to the company’s Products & Solutions segment. The charge was taken after an interim assessment prompted by a sustained decline in the company’s stock price during the period, which the company believes was due to year-to-date financial results and revision of fiscal 2019 guidance. The company’s long-term forecast provided at its December 2018 investor day should no longer be relied upon. Management expects to provide an updated long-term outlook upon completion of the company’s review of its strategic alternatives.

Third Quarter Fiscal 2019 Financial Results(1)

•
On October 1, 2018, Avaya adopted the new revenue recognition standard, Accounting Standards Codification 606 ("ASC 606"), using the modified retrospective transition method. Accordingly, results for reporting periods beginning after September 30, 2018 are presented under ASC 606 while prior period financial information has not been adjusted and continues to be reported in accordance with GAAP that existed prior to the adoption of ASC 606 ("ASC 605").

•
GAAP revenue was $717 million, $8 million higher than the second quarter of fiscal 2019, and $25 million higher than the third quarter of fiscal 2018 ended June 30, 2018. Non-GAAP revenue(1) was $720 million, $6 million higher than the second quarter of fiscal 2019, and $35 million lower than the third quarter of fiscal 2018.

•
GAAP gross margin was 54.4%, compared to 54.4% for the second quarter of fiscal 2019 and 50.9% for the third quarter of fiscal 2018. Non-GAAP gross margin(1) was 60.8%, compared to 61.5% for the second quarter of fiscal 2019 and 61.9% for the third quarter of fiscal 2018.

•
GAAP operating loss was $613 million, primarily as a result of the aforementioned impairment charge, compared to GAAP operating income of $38 million for the second quarter of fiscal 2019 and an operating loss of $49 million for the third quarter of fiscal 2018. Non-GAAP operating income(1) was $145 million, compared to $149 million for the second quarter of fiscal 2019, and $151 million for the third quarter of fiscal 2018.

•
GAAP net loss was $633 million, primarily as a result of the aforementioned impairment charge, compared to GAAP net loss of $13 million for the second quarter of fiscal 2019, and GAAP net loss of $88 million for the third quarter of fiscal 2018.

•
Adjusted EBITDA(1) was $167 million or 23.2% of non-GAAP revenue, compared to adjusted EBITDA of $166 million, or 23.2% of non-GAAP revenue, for the second quarter of fiscal 2019 and $175 million, or 23.2% of non-GAAP revenue, for the third quarter of fiscal 2018.

•
Cash provided by operating activities was $52 million, compared to cash provided by operating activities of $37 million for the second quarter of fiscal 2019 and cash provided by operating activities of $83 million for the third quarter of fiscal 2018.

•
At the end of the third quarter of fiscal 2019, cash and cash equivalents totaled $729 million, compared to $735 million at the end of the second quarter of fiscal 2019 and $685 million at the end of the third quarter of fiscal 2018.

Third Quarter Fiscal 2019 Business Metrics(1)

•	Total Contract Value (TCV) of $2.4 billion*

•	84% of non-GAAP revenue was Software & Services

•	60% of non-GAAP product revenue was Software

•	59% of non-GAAP revenue was Recurring

•	Added approximately 1,400 new logos

•	Generated $52 million in cash flow from operations, $15 million in free cash flow(1)

(1) Non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA and free cash flow are not measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Third Quarter Fiscal 2019 Company Highlights

•
In August, Avaya was awarded two landmark US Government opportunities. Avaya, along with its service provider partner, was selected by the Social Security Administration to modernize the agency’s UC and CC infrastructure in a 10-year deal valued at up to $400 million. The second is a multi-year award to provide secure FedRamp Certified Cloud services across several agencies that could be worth up to several hundred million dollars.

•
Avaya was selected by Intel for Intel’s AI Builders Program. Intel and Avaya engineers are now jointly engaged at deep technical levels to improve the performance and scale of Avaya’s AI solutions, such as Avaya Conversational Intelligence, when deployed on Intel hardware.

•	Announced partnership with Tenfold to help customers integrate their Avaya contact center with leading CRM providers such as Salesforce, Microsoft and ServiceNow.

•
Announced partnership with Even Flow Distribution, a leading South African based value-added distributor of unified communication, telecom, video conferencing, wireless and networking technology, to bring its solutions to market. Even Flow Distribution will supply and support Avaya’s contact center and unified communications solutions, with a particular focus on Avaya IP Office.

•
Announced that Avaya IX Workplace unified communications solutions for the enterprise can now deliver emergency data to public safety agencies through an integration with 911 Secure SENTRY™ and RapidSOS.

•
Announced partnership with Standard Chartered Bank to deliver a multi-year client experience transformation project that will enable the bank to more fully align its services with clients’ fast-paced, digitally connected lives. Using the Avaya OneCloud Private solution enables Standard Chartered Bank to enhance its customers’ experience by using Avaya’s unified communications and contact center solutions being delivered on their own private cloud.

•	Received the 2019 Contact Center Vendor of the Year Award at the Frost & Sullivan 2019 India ICT Awards.

Financial Outlook - Q4 Fiscal 2019 under ASC 606
Our financial outlook reflects the adoption of ASC 606, which became effective for Avaya on October 1, 2018. Avaya has adopted ASC 606 using the modified retrospective transition method.

•	GAAP revenue of $735 million to $755 million; non-GAAP revenue of $738 million to $758 million

•	GAAP operating income of $37 million to $52 million; GAAP operating margin of ~5% to ~7%

•	Non-GAAP operating income of $162 million to $177 million; non-GAAP operating margin of ~22% to ~23%

•	Adjusted EBITDA of $183 million to $198 million; Adjusted EBITDA margin of ~25% to ~26%

•	Approximately 111 million weighted average shares outstanding

Financial Outlook - Fiscal 2019 under ASC 606

•	GAAP revenue of $2.90 billion to $2.92 billion; non-GAAP revenue of $2.92 billion to $2.94 billion

◦	Cloud and innovation ~11% of non-GAAP revenue

•	GAAP operating loss of $488 million to $473 million; GAAP operating margin of ~(17)% to ~(16)%

•	Non-GAAP operating income of $626 million to $641 million; non-GAAP operating margin of ~21% to ~22%

•	Adjusted EBITDA of $705 million to $720 million; Adjusted EBITDA margin of ~24%

•	Cash flow from operations of ~7% of non-GAAP revenue

•	Approximately 111 million weighted average shares outstanding

•	Cash requirements for restructuring, pension & OPEB, cash taxes, capital spending and net cash interest payments for fiscal year 2019 are expected to be:

◦	Restructuring: $50 million to $55 million

◦	Pension/OPEB: ~$65 million

◦	Cash Taxes: $55 million to $65 million

◦	Capital Expenditures: ~$120 million

◦	Net Cash Interest Payments: ~$200 million

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, potential impairments or other significant transactions that may be completed after August 13, 2019. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under "Forward-Looking Statements" below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 a.m. Eastern Time on August 13, 2019. To access the live conference call by phone, listeners should dial +1-833-224-0545 in the U.S. or Canada and +1-647-689-4064 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-800-585-8367 in the U.S. or Canada and +1-416-621-4642 for international callers, using the conference access code: 6988044.

About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains certain "forward-looking statements." All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the fourth quarter of fiscal 2019 and fiscal year 2019, including the expected impact of the adoption of ASC 606, and statements about the Board's exploration of strategic alternatives. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the announcement that the Board is exploring strategic alternatives and the potential impact of such announcement on the Company's current or potential customers, partners or personnel; the cost of such exploration and the disruption it may have on the Company's operations, including diverting the attention of the Company's management and employees; and other risks discussed in the Company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor				Predecessor	Non- GAAP Combined(1)
	Three months ended June 30, 2019	Three months ended June 30, 2018	Nine months ended June 30, 2019	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2018
REVENUE
Products	$297	$300	$908	$664	$253	$917
Services	420	392	1,256	848	351	1,199
	717	692	2,164	1,512	604	2,116
COSTS
Products:
Costs	109	114	329	257	84	341
Amortization of technology intangible assets	43	44	130	92	3	95
Services	175	182	522	410	155	565
	327	340	981	759	242	1,001
GROSS PROFIT	390	352	1,183	753	362	1,115
OPERATING EXPENSES
Selling, general and administrative	253	281	761	613	264	877
Research and development	49	51	154	110	38	148
Amortization of intangible assets	41	39	122	86	10	96
Impairment charges	659	—	659	—	—	—
Restructuring charges, net	1	30	12	80	14	94
	1,003	401	1,708	889	326	1,215
OPERATING (LOSS) INCOME	(613)	(49)	(525)	(136)	36	(100)
Interest expense	(59)	(56)	(177)	(112)	(14)	(126)
Other income (expense), net	12	37	35	32	(2)	30
Reorganization items, net	—	—	—	—	3,416	3,416
(LOSS) INCOME BEFORE INCOME TAXES	(660)	(68)	(667)	(216)	3,436	3,220
Benefit from (provision for) income taxes	27	(20)	30	235	(459)	(224)
NET (LOSS) INCOME	$(633)	$(88)	$(637)	$19	$2,977	$2,996
(LOSS) EARNINGS PER SHARE
Basic	$(5.70)	$(0.80)	$(5.75)	$0.17	$5.19
Diluted	$(5.70)	$(0.80)	$(5.75)	$0.17	$5.19
Weighted average shares outstanding
Basic	111.0	109.8	110.7	109.8	497.3
Diluted	111.0	109.8	110.7	111.0	497.3

(1) See "Use of non-GAAP (Adjusted) Financial Measures" below.

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	June 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$729	$700
Accounts receivable, net	276	377
Inventory	71	81
Contract assets	178	—
Contract costs	128	—
Other current assets	149	170
TOTAL CURRENT ASSETS	1,531	1,328
Property, plant and equipment, net	243	250
Deferred income taxes, net	25	29
Intangible assets, net	2,978	3,234
Goodwill, net	2,105	2,764
Other assets	109	74
TOTAL ASSETS	$6,991	$7,679
LIABILITIES
Current liabilities:
Debt maturing within one year	$29	$29
Accounts payable	292	266
Payroll and benefit obligations	126	145
Contract liabilities	470	484
Business restructuring reserve	36	51
Other current liabilities	130	148
TOTAL CURRENT LIABILITIES	1,083	1,123
Non-current liabilities:
Long-term debt, net of current portion	3,091	3,097
Pension obligations	619	671
Other post-retirement obligations	181	176
Deferred income taxes, net	120	140
Business restructuring reserve	37	47
Other liabilities	390	374
TOTAL NON-CURRENT LIABILITIES	4,438	4,505
TOTAL LIABILITIES	5,521	5,628
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at June 30, 2019 and September 30, 2018	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized; 110,887,967 shares issued and 110,875,287 shares outstanding at June 30, 2019; and 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	1
Additional paid-in capital	1,756	1,745
(Accumulated deficit) retained earnings	(255)	287
Accumulated other comprehensive (loss) income	(32)	18
TOTAL STOCKHOLDERS' EQUITY	1,470	2,051
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,991	$7,679

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor		Predecessor	Non-GAAP Combined(1)
	Nine months ended June 30, 2019	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2018
Net cash provided by (used for):
Operating activities	$175	$177	$(414)	$(237)
Investing activities	(95)	(192)	(13)	(205)
Financing activities	(51)	284	(102)	182
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	(5)	(2)	(7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	30	264	(531)	(267)
Cash, cash equivalents, and restricted cash at beginning of period	704	435	966	966
Cash, cash equivalents, and restricted cash at end of period	$734	$699	$435	$699

(1) See "Use of non-GAAP (Adjusted) Financial Measures" below.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined nine month period ending June 30, 2018 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 (the "Predecessor" period) and December 16, 2017 through June 30, 2018 (the "Successor" period) separately, management reviews the Company’s operating results for the nine months ended June 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The Company cannot adequately benchmark the operating results of the 197-day period ended June 30, 2018 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the Company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the nine months ended June 30, 2018 provide meaningful comparisons to other periods and are useful in identifying current business trends.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected fourth quarter and full year fiscal 2019 non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor				Predecessor	Non-GAAP Combined
	Three months ended June 30, 2019	Three months ended June 30, 2018	Nine months ended June 30, 2019	Period from December 16, 2017 through June 30, 2018	Period from October 1, 2017 through December 15, 2017	Nine months ended June 30, 2018
Net (loss) income	$(633)	$(88)	$(637)	$19	$2,977	$2,996
Interest expense	59	56	177	112	14	126
Interest income	(4)	(1)	(11)	(2)	(2)	(4)
(Benefit from) provision for income taxes	(27)	20	(30)	(235)	459	224
Depreciation and amortization	110	119	335	264	31	295
EBITDA	(495)	106	(166)	158	3,479	3,637
Impact of fresh start accounting adjustments	(2)	54	7	167	—	167
Restructuring charges, net	1	30	12	80	14	94
Advisory fees	1	3	3	15	3	18
Acquisition-related costs	1	4	8	11	—	11
Reorganization items, net	—	—	—	—	(3,416)	(3,416)
Non-cash share-based compensation	8	7	19	13	—	13
Impairment charges	659	—	659	—	—	—
Loss on sale/disposal of long-lived assets, net	—	2	—	4	1	5
Resolution of certain legal matters	—	—	—	—	37	37
Change in fair value of Emergence Date Warrants	(7)	(6)	(28)	9	—	9
Loss (gain) on foreign currency transactions	1	(25)	8	(24)	—	(24)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	—	—	17	17
Adjusted EBITDA	$167	$175	$522	$433	$135	$568

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Three Months Ended				Change			Three Months Ended
	June 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2019	Non-GAAP June 30, 2018 (4)	Amount	Pct.	Pct., net of fx impact	Non-GAAP Mar. 31, 2019 (1)	Non-GAAP Dec. 31, 2018 (2)	Non-GAAP Sept. 30, 2018 (3)
Revenue by Segment
Products & Solutions	$298	$—	$298	$322	$(24)	(7)%	(7)%	$289	$326	$336
Services	422	—	422	433	(11)	(3)%	(1)%	425	422	434
Unallocated amounts	(3)	3	—	—	—	n/a	n/a	—	—	—
Total revenue	$717	$3	$720	$755	$(35)	(5)%	(3)%	$714	$748	$770

Revenue by Geography
U.S.	$392	$2	$394	$399	$(5)	(1)%	(1)%	$378	$401	$417
International:
EMEA	183	—	183	202	(19)	(9)%	(6)%	189	200	202
APAC - Asia Pacific	85	—	85	86	(1)	(1)%	1%	80	79	81
Americas International	57	1	58	68	(10)	(15)%	(12)%	67	68	70
Total International	325	1	326	356	(30)	(8)%	(6)%	336	347	353
Total revenue	$717	$3	$720	$755	$(35)	(5)%	(3)%	$714	$748	$770

(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) Q219 Non-GAAP Results			(2) Q119 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Mar. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2019	Dec. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2018
Revenue by Segment
Products & Solutions	$289	$—	$289	$326	$—	$326
Services	425	—	425	422	—	422
Unallocated amounts	(5)	5	—	(10)	10	—
Total revenue	$709	$5	$714	$738	$10	$748

Revenue by Geography
U.S.	$375	$3	$378	$394	$7	$401
International:
EMEA	188	1	189	199	1	200
APAC - Asia Pacific	79	1	80	78	1	79
Americas International	67	—	67	67	1	68
Total International	334	2	336	344	3	347
Total revenue	$709	$5	$714	$738	$10	$748

	(3) Q418 Non-GAAP Results			(4) Q318 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018
Revenue by Segment
Products & Solutions	$336	$—	$336	$322	—	$322
Services	434	—	434	433	—	433
Unallocated amounts	(35)	35	—	(63)	63	—
Total revenue	$735	$35	$770	$692	$63	$755

Revenue by Geography
U.S.	$393	$24	$417	$356	$43	$399
International:
EMEA	196	6	202	193	9	202
APAC - Asia Pacific	78	3	81	81	5	86
Americas International	68	2	70	62	6	68
Total International	342	11	353	336	20	356
Total revenue	$735	$35	$770	$692	$63	$755

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$390	$386	$407	$390	$352
Items excluded:
Adj. for fresh start accounting	5	9	19	54	69
Amortization of technology intangible assets	43	44	43	43	44
Loss on disposal of long-lived assets	—	—	—	—	2
Non-cash share-based compensation	—	—	—	1	—
Non-GAAP Gross Profit	$438	$439	$469	$488	$467
GAAP Gross Margin	54.4%	54.4%	55.1%	53.1%	50.9%
Non-GAAP Gross Margin	60.8%	61.5%	62.7%	63.4%	61.9%

Reconciliation of Non-GAAP Operating Income
Operating (Loss) Income	$(613)	$38	$50	$11	$(49)
Items excluded:
Adj. for fresh start accounting	4	12	20	48	71
Amortization of intangible assets	84	85	83	84	83
Impairment charges	659	—	—	—	—
Restructuring charges, net	1	4	7	1	30
Acquisition-related costs	1	4	3	4	4
Loss on disposal of long-lived assets	—	—	—	—	2
Advisory fees	1	1	1	3	3
Non-cash share-based compensation	8	5	6	6	7
Non-GAAP Operating Income	$145	$149	$170	$157	$151
GAAP Operating Margin	-85.5%	5.4%	6.8%	1.5%	-7.1%
Non-GAAP Operating Margin	20.1%	20.9%	22.7%	20.4%	20.0%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$297	$287	$324	$325	$300
Costs	109	105	115	115	114
Amortization of technology intangible assets	43	44	43	43	44
GAAP Gross Profit	145	138	166	167	142
Items excluded:
Adj. for fresh start accounting	2	2	5	16	24
Amortization of technology intangible assets	43	44	43	43	44
Loss on disposal of long-lived assets	—	—	—	—	1
Non-GAAP Gross Profit	$190	$184	$214	$226	$211
GAAP Gross Margin	48.8%	48.1%	51.2%	51.4%	47.3%
Non-GAAP Gross Margin	63.8%	63.7%	65.6%	67.3%	65.5%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$420	$422	$414	$410	$392
Costs	175	174	173	187	182
GAAP Gross Profit	245	248	241	223	210
Items excluded:
Adj. for fresh start accounting	3	7	14	38	45
Loss on disposal of long-lived assets	—	—	—	—	1
Share-based comp	—	—	—	1	—
Non-GAAP Gross Profit	$248	$255	$255	$262	$256
GAAP Gross Margin	58.3%	58.8%	58.2%	54.4%	53.6%
Non-GAAP Gross Margin	58.8%	60.0%	60.4%	60.4%	59.1%

Avaya Holdings Corp.
Reconciliation of ASC 606 to ASC 605 GAAP results
Three months ended June 30, 2019
(Unaudited; in millions)

	Q3 FY19 results under ASC 606	ASC 606 Impact	Q3 FY19 results under ASC 605
REVENUE
Products	$297	$(26)	$271
Services	420	(19)	401
	717	(45)	672
COSTS
Products:
Costs	109	(4)	105
Amortization of technology intangible assets	43	—	43
Services	175	(7)	168
	327	(11)	316
GROSS PROFIT	390	(34)	356
OPERATING EXPENSES
Selling, general and administrative	253	(1)	252
Research and development	49	—	49
Amortization of intangible assets	41	—	41
Impairment charges	659	—	659
Restructuring charges, net	1	—	1
	1,003	(1)	1,002
OPERATING LOSS	(613)	(33)	(646)
Interest expense	(59)	—	(59)
Other income, net	12	—	12
LOSS BEFORE INCOME TAXES	(660)	(33)	(693)
Benefit from (provision for) income taxes	27	(37)	(10)
NET LOSS	$(633)	$(70)	$(703)

Avaya Holdings Corp.
Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Net cash provided by operating activities	$52	$37	$86	$25	$83
Less:
Capital expenditures	(37)	(26)	(21)	(25)	(18)
Free cash flow	$15	$11	$65	$—	$65

Source: Avaya Newsroom

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